Exhibit 99.1

N-able Acquires Existing Strategic Partner Adlumin, Adding Cloud-Native XDR and MDR Capabilities to Its End-to-End Security and IT Management Platform

Acquisition Builds on Successful Partnership to Fuel Resilience Across the Full IT Environment and Strengthen the Security Posture of Customers Worldwide

Burlington, Massachusetts – Nov 20, 2024—N-able, Inc. (NYSE: NABL), a global software company helping IT services providers deliver security, remote monitoring and management, and data protection as-a-service solutions, today announced that it has acquired Adlumin, Inc., an award-winning provider of an enterprise-grade security operations platform for organizations of all sizes. Building upon Adlumin’s and N-able’s existing proven partnership providing extended detection and response (XDR) capabilities and managed detection and response (MDR) services, the acquisition will allow N-able to incorporate Adlumin’s innovative technology with N-able’s industry-leading platform that combines security, unified endpoint management, and data protection solutions. This powerful combination positions N-able to deliver deeper insights and remediation across the entire IT environment—advancing the evolution of N-able’s cybersecurity portfolio. With this acquisition, N-able aims to scale its security portfolio and fast-growing annual recurring revenue (ARR) from the existing partnership, and set a new standard of security excellence for managed services providers (MSPs) and internal IT teams.

“Our customers have been telling us for some time that cloud-native XDR and MDR solutions are mission-critical to their ability to fully secure their customers and users—which solidified our decision to partner with, and now, acquire Adlumin,” said John Pagliuca, President and CEO of N-able. “We’ve proven out customer demand with robust growth and we determined that we could scale our business faster if we owned it. I’m thrilled to formally welcome them as a part of N-able. Their security operations platform fits perfectly within our Ecoverse vision for unifying security and unified endpoint management into a single platform, allowing us to build upon the success we’ve already achieved together.”

N-able delivers a deep and wide set of security solutions, combined with powerful unified endpoint management in a single platform, via an open Ecoverse that helps close the coverage gaps between IT professionals’ often-multi-vendor, multi-product software stacks. Adlumin provides security solutions and services for organizations through its agnostic security operations platform that seamlessly integrates with existing infrastructures—enhancing and furthering N-able’s Ecoverse vision. Since launching the partnership with Adlumin, N-able has successfully driven meaningful ARR growth, demonstrating that the combination of XDR software and MDR services with the N-able platform is a differentiator in the market. The unified technologies will deliver a deeper level of security intelligence across the full N-able suite—providing a more holistic cybersecurity solution in lock step with IT management services, addressing the increasing overlap between ITOps and SecOps and making advanced protection accessible to all.

“Joining forces with N-able marks an exciting new chapter in our mission to deliver enterprise-grade security to businesses of all sizes,” said Robert Johnston, CEO of Adlumin. “Over the past year, our collaboration has demonstrated the tremendous value we can create together for MSPs and their customers. By combining our security operations expertise with N-able’s comprehensive endpoint management platform, we believe we’re uniquely positioned to help IT professionals stay ahead of evolving threats while scaling their security practices. We’re excited to accelerate this shared vision as part of the N-able team.”

Our customers can leverage the following benefits:

•

A distinct experience for IT services providers, who through access to the XDR software and the MDR services get a unified view of their security operations with end-to-end detection, investigation, response, and resiliency

•	Coverage across the full IT environment (including the network, endpoint, identity, SaaS apps, public cloud, and more)

•	An AI-powered engine with data models that delivers rapid alerts on suspicious activities, enabling more accurate threat identification and minimizing false positives

•	Built-in ransomware protection and data exfiltration prevention

•	Threat Intelligence that delivers deep insights into the threats that matter most to organizations

•	Network perimeter defense to detect perimeter exposures and reduce the attack surface

•	Compliance support with workflows for common frameworks, including HIPAA, PCI, banking (FFIEC and NCUA), FBI CJIS, R-SAT, and others

N-able will host a conference call to discuss the acquisition at 5:00 p.m. ET on November 20, 2024. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A replay of the webcast will be available on a temporary basis shortly after the event.

Financial Terms

The aggregate consideration payable by N-able in connection with the acquisition consists of approximately: (i) $100 million in cash at the closing, subject to customary adjustments for cash, indebtedness, working capital and transaction expenses, (ii) 1,570,762 shares of the Company’s Common Stock issued at the closing, (iii) $120 million in cash installments of $52.5 million and $67.5 million, respectively, on the first and second anniversary of the closing, and (iv) up to an aggregate of $30 million in potential cash earn-out payments payable in 2025 and 2026 based upon the achievement of certain performance metrics against defined targets. N-able anticipates that this acquisition will be immediately accretive to ARR growth and accretive to cash flow by the fourth quarter of 2025.

Updated Financial Outlook for the Fourth Quarter of 2024

As of November 20, 2024, N-able is providing updated financial outlook for the fourth quarter of 2024 and full-year 2024. The financial information below represents forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency (gains) losses, transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

The financial outlook provided below reflects N-able’s expectations, as of the date of this release, regarding the impact on its business of changing foreign exchange rates and current macroeconomic dynamics.

N-able management currently expects to achieve the following results for the fourth quarter of 2024:

•	Total revenue in the range of $113.3 to $114.8 million, representing 5% to 6% year-over-year growth on a reported and constant currency basis.

•	Adjusted EBITDA in the range of $35.0 to $35.5 million, representing approximately 31% of total revenue.

Updated Financial Outlook for Full-Year 2024

N-able management currently expects to achieve the following results for the full-year 2024:

•	Total revenue in the range of $463.0 to $464.5 million, representing 10% year-over-year growth on a reported and constant currency basis.

•	Adjusted EBITDA in the range of $166.3 to $166.8 million, representing approximately 36% of total revenue.

Additional details on the company’s outlook will be provided on the conference call.

Advisors

DLA Piper LLP (US) served as legal advisor to N-able. Piper Sandler & Co. served as financial advisor to Adlumin. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. served as legal advisor to Adlumin.

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About N-able

N-able fuels IT services providers with powerful software solutions to monitor, manage, and secure their customers’ systems, data, and networks. Built on a scalable platform, we offer secure infrastructure and tools to simplify complex ecosystems, as well as resources to navigate evolving IT needs. We help partners excel at every stage of growth, protect their customers, and expand their offerings with an ever-increasing, flexible portfolio of integrations from leading technology providers. n-able.com

© 2024 N-able Solutions ULC and N-able Technologies Ltd. All rights reserved.

The N-able trademarks, service marks, and logos are the exclusive property of N-able Solutions ULC and N-able Technologies Ltd. All other trademarks are the property of their respective owners.

Category: Company

About Adlumin

Adlumin provides enterprise-grade cybersecurity for organizations of all sizes through its innovative Security Operations as a Service platform. With an agnostic approach, Adlumin seamlessly integrates with existing tech stacks, and its flexible management options enable the platform to be self-managed by an internal team or fully managed by Adlumin experts. Adlumin empowers organizations to take control of their digital security making advanced protection accessible to all. www.adlumin.com

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding N-able’s acquisition of Adlumin and its anticipated benefits to N-able and its customers, the acquisition’s anticipated impact on N-able’s growth, cash flow and results, Adlumin’s expected fiscal 2024 annualized recurring revenue (ARR) and ARR growth, N-able’s ability to expand its sales channels and cross-selling opportunities, N-able’s financial outlook for the fourth quarter and year ending 2024, and other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors described in N-able’s Annual Report on Form 10-K for the year ended December 31, 2023, that N-able filed with the SEC on February 29, 2024, as well as, among other items, risks related to N-able’s ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the transaction will not be realized or will not be realized within the expected time period; integration of the acquired business, its technology and its employees; disruption from the acquisition making it more difficult to maintain business and operational relationships; negative effects of announcing the acquisition on the market price of our common stock, credit ratings or operating results; significant or unexpected costs associated with the acquisition; unknown liabilities and the adequacy of insurance coverage; security risks related to the acquired technology, including that the acquired technology may result in additional risk of cyberattacks or other security incidents, which may result in compromises or breaches of our, our MSP partners’, or their SME customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our MSP partners’, or their SME customers’ environments, the exploitation of vulnerabilities in our, our MSP partners’, or their SME customers’ security, the theft or misappropriation of our, our MSP partners’, or their SME customers’ proprietary and confidential information, and interference with our, our MSP partners’, or their SME customers’ operations, exposure to legal and other liabilities, higher MSP partner and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; management and oversight of the expanded business and operations of N-able following the transaction due to the increased size and complexity of its business; litigation and/or regulatory scrutiny or actions related to the acquisition; and the effects of the acquisition on relationships with our employees, customers, partners and business. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Contacts:

Media:

Kim Cecchini

kim.cecchini@n-able.com

202-391-5205

Investors:

Griffin Gyr

ir@n-able.com